Filed Pursuant to Rule 424(b)(3)

Registration No. 333-252864

PROSPECTUS

AudioEye, Inc.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Stock Purchase Contracts

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $150,000,000 in the aggregate of common stock, preferred stock, debt securities, stock purchase contracts, warrants, rights and units, in any combination. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. In addition, the selling stockholders may offer and sell, from time to time, up to 2,000,000 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of the common stock by the selling stockholders.

This prospectus provides you with a general description of the securities offered. Each time we, and if applicable any of the selling stockholders, offer and sell securities, we or such selling stockholders will file a prospectus supplement to this prospectus that contains specific information about the offering and, if applicable, the amounts, prices and terms of the securities. Such supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used by us to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of the securities.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “AEYE”. On February 1, 2021, February 5, 2021 and February 19, 2021, the last reported sale price for our common stock on The Nasdaq Capital Market was $23.27, $29.60 and $40.45 per share, respectively. On February 11, 2021, we announced preliminary results of operations for our fourth quarter and year ended December 31, 2020.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the U.S. Securities and Exchange Commission (“SEC”). See the section entitled “Risk Factors” on page 6 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of our securities that we may offer, which is not meant to be a complete description of each of the securities.

In addition, under this shelf registration process, the selling stockholders named herein may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling stockholders of the common stock offered by them described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

To the extent required by applicable law, each time we or the selling stockholders sell securities, we or the selling stockholders will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document automatically modifies and supersedes the earlier statement. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information“ and “Incorporation of Certain Documents by Reference“ before buying any of the securities being offered.

You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information“ and “Incorporation of Certain Documents by Reference“, and any free writing prospectus that we prepare and distribute.

You should rely only on the information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein or therein. Neither we, nor the selling stockholders, have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We and the selling stockholders may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.

This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless stated otherwise, references to “we,” “us,” “our,” the “Company” refer to AudioEye, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available at our website (www.AudioEye.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which incorporates by reference certain portions of the Registrant’s definitive proxy statement for the Registrant’s 2020 Annual Meeting of Stockholders filed on April 7, 2020;

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

(3)	The Registrant’s Current Reports on Form 8-K filed on January 17, 2020, March 2, 2020, March 23, 2020, April 7, 2020, April 21, 2020, May 20, 2020, May 22, 2020, June 4, 2020, July 20, 2020, August 18, 2020 (as amended August 24, 2020, August 26, 2020 and September 24, 2020), August 27, 2020, December 10, 2020; and February 12, 2021

(4)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form S-1 filed on September 30, 2016 (File No. 333-213916), as subsequently amended, which description is incorporated by reference into the Form 8-A filed on September 4, 2018.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

AudioEye, Inc.

Attn: Investor Relations

5210 E. Williams Circle, Suite 750

Tucson, AZ 85711

+1 (866) 331-5324

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, the selling stockholders nor any underwriters or agents, have authorized anyone else to provide you with different information. Neither we nor the selling stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information under the heading “Risk Factors” in this prospectus, beginning on page 6, before making an investment decision.

THE COMPANY

Overview

AudioEye is an industry-leading software solution provider delivering website accessibility compliance at all price points to businesses of all sizes. Our solutions advance accessibility with patented technology that reduces barriers, expands access for individuals with disabilities, and enhances the user experience for a broader audience. We believe that, when implemented, our solution offers businesses and organizations the opportunity to reach more customers, improve brand image, build additional brand loyalty, and, most importantly, provide an accessible and usable web experience to the expansive and ever-growing global population of individuals with disabilities. AudioEye provides an always-on testing, remediation, and monitoring solution that continually improves conformance with the Web Content Accessibility Guidelines (“WCAG”), helping businesses and organizations comply with WCAG standards, as well as applicable U.S., Canadian, Australian, and United Kingdom accessibility laws.

AudioEye stands out among its competitors because it delivers machine-learning/artificial intelligence (“AI”)-driven accessibility without fundamental changes to the website architecture. Our technology publishes more than one billion remediations daily, and our solution is trusted by some of the largest and most influential companies in the world, including ADP, Tommy Hilfiger, 360 Media, Samsung, Darden, Landry’s and more. Government agencies, both at the federal level and state and local levels, have also integrated our software in their digital platforms, including the Federal Communications Commission and the Social Security Administration.

AudioEye primarily generates revenue through the sale of subscriptions for our software-as-a-service (“SaaS”) accessibility solution plans. All plans are backed by the power of AudioEye’s machine-learning/AI-driven technology that finds and fixes the most common accessibility errors. Managed and Enterprise also come with the AudioEye Trusted Certification, our attestation of a site owner’s commitment to digital inclusion as defined by WCAG success criteria, which mitigates a customer’s risk of a costly digital accessibility-related legal action. AudioEye also provides Mobile App audits.

AudioEye customers may purchase tiered plans directly through the AudioEye marketplace, in a platform partner marketplace, through a vertical Content Management System (“CMS”) authorized reseller, or by working directly with the AudioEye sales team:

•	The AudioEye marketplace offers plans ideal for customers in any industry and platform;

•	Certain platforms, such as Duda, natively integrate our plans into their marketplace, enabling web creators to build websites with our solution immediately improving compliance and accessibility;

•	Vertical CMS authorized resellers provide a website-hosting platform for their end-user customers, selling AudioEye accessibility solutions; and

•	Organizations with non-platform custom websites seeking a fully managed solution engage directly with AudioEye sales personnel for custom pricing and solutions.

Our Corporate Information

We were formed as a Delaware corporation on May 20, 2005. We maintain our principal executive offices at 5210 E. Williams Circle, Suite 750, Tucson, AZ 85711 and our telephone number is +1 (866) 331-5324. Our corporate website address is www.AudioEye.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

Securities that may be Offered

Issuer	AudioEye, Inc.

Securities Offered

Primary Securities Offered

We may offer up to $150,000,000 of:

•         common stock;

•         preferred stock;

•         debt securities;

•         stock purchase contracts;

•         warrants;

•         rights; and

•         units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

Secondary Securities Offered	Our selling stockholders may offer up to 2,000,000 shares of our common stock.

Use of Proceeds

Primary Offering	We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

Secondary Offering	We will not receive any proceeds from the resale of the shares of our common stock by the selling stockholders.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	AEYE

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of our Company may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	The impact of the COVID-19 pandemic and the measures implemented to contain the spread of the virus have had, and are expected to continue to have, a material adverse impact on our business and results of operations;

•	The uncertain market acceptance of our existing and future products;

•	Our need for, and the availability of, additional capital in the future to fund our operations and the development of new products;

•	The success, timing and financial consequences of new strategic relationships or licensing agreements we may enter into;

•	Rapid changes in Internet-based applications that may affect the utility and commercial viability of our products;

•	The timing and magnitude of expenditures we may incur in connection with our ongoing product development activities;

•	The level of competition from our existing competitors and from new competitors in our marketplace; and

•	The regulatory environment for our products and services.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.

Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in our most recently filed Form 10-K under the heading “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recently filed Form 10-K and in subsequent reports filed by us with the SEC, including on Forms 10-K, 10-Q and 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risk factors included in this prospectus, as well as described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors or new risk factors contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, all of which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” elsewhere in this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

Risks Related to This Offering

The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future, which may cause the value of any investment in our common stock to decline.

Our stock price and the stock prices of companies similar to us have been highly volatile. In addition, stock markets generally have recently experienced significant volatility. Our stock price has experienced significant price and volume volatility for the past several years, and our stock price is likely to experience significant volatility in the future. The price of our common stock may decline and the value of any investment in our common stock may be reduced regardless of our performance. Further, the daily trading volume of our common stock has historically been relatively low. As a result of the historically low volume, our shareholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our common shares. The trading price of our common stock may be influenced by factors beyond our control, such as the volatility of the financial markets in general, including in reaction to the ongoing COVID-19 pandemic, uncertainty surrounding the U.S. economy, conditions and trends in the markets we serve, changes in the estimation of the future size and growth rate of our markets, publication of research reports and recommendations by financial analysts relating to our business, the business of our competitors or our industry, changes in market valuation or earnings of our competitors or other small capitalization companies, sales of our common stock by our principal shareholders, and the trading volume of our common stock. The historical market prices of our common stock may not be indicative of future market prices and we may be unable to sustain or increase the value of our common stock. Further, we have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. Significant declines in our stock price may also interfere with our ability, if needed, to raise additional funds through equity financing or to finance strategic transactions with our stock. Any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to attract and retain qualified employees and to raise capital. In addition, there may be increased risk of securities litigation following periods of fluctuations in our stock price. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industries in particular, could have the effect of diverting management’s attention and could materially harm our business.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience dilution as a result of this or future offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common or preferred stock from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We are not currently paying dividends and will likely continue not paying cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Future credit facilities may also restrict us from paying dividends on our securities. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock may only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, the repayment or refinancing of existing indebtedness and other investments. Additional information on the use of net proceeds from the sale of securities offered by us by this prospectus may be set forth in the prospectus supplement relating to that offering.

We will not receive any proceeds from the sale of securities by the selling stockholders.  All of the securities offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, we are authorized to issue up to 60,000,000 shares of capital stock, par value $0.00001 per share, divided into two classes designated, respectively, common stock and preferred stock. Of such shares authorized, 50,000,000 shares are designated as common stock, and 10,000,000 shares are designated as preferred stock.

The following is a summary of the material terms of our capital stock and certain provisions of our amended and restated certificate of incorporation, as amended (our “amended and restated certificate of incorporation”) and amended and restated bylaws. It also summarizes some relevant provisions of the Delaware General Corporation Law (“DGCL”), which we sometimes refer to as Delaware law. Since the terms of our amended and restated certificate of incorporation and amended and restated bylaws, and Delaware law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read our amended and restated certificate of incorporation or amended and restated bylaws, they are on file with the SEC. See the section entitled “Where You Can Find More Information“ and “Incorporation of Documents by Reference“ contained elsewhere.

Common Stock

As of February 3, 2021, there were 10,286,394 shares of common stock outstanding that were held of record by 191 stockholders.

Voting Rights. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by stockholders. On any matter presented to the stockholders of the Company, holders of our Series A Convertible Preferred Stock (the “Series A Preferred”), described below, are entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred are convertible as of the record date to vote on such matter. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.

Dividend Rights. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors from funds legally available therefore, subject to restrictions on such ability to pay dividends, if any, set forth in the relevant terms of any preferred stock as may then be outstanding. Cash dividends are at the sole discretion of our board of directors. Each holder of our common stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The Series A Preferred bears dividends at a rate of 5% percent (5.0%) per annum, which are cumulative and accrue daily from the date of issuance on the $10.00 stated value, whether or not earned or declared. As of December 31, 2020, cumulative and unpaid dividends were $255,000. The Series A Certificate of Designations does not contain a provision that restricts our ability to pay dividends on the common stock even if there are accrued and unpaid dividends on the Series A Preferred.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. The Series A Preferred ranks senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. As a result, no such distributions or payments may be made to the holders of our common stock upon the liquidation, dissolution and winding up of the Company unless and until the holders of Series A Preferred have received the stated value of $10.00 per share plus any accrued and unpaid dividends as to such shares of Series A Preferred. As of December 31, 2020, the total liquidation preference was valued at $1,155,000.

Other Rights and Preferences. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. So long as any shares of Series A Preferred remain outstanding, neither we or any of our subsidiaries may redeem, purchase or otherwise acquire any material amount of junior securities, which includes shares of our common stock.

Preferred Stock

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, conversion rights, voting rights, and whether the preferred stock can be issued as a share dividend with respect to another class or series of shares, all without any vote or other action on the part of stockholders. This power is limited by applicable laws or regulations and may be delegated to a committee of our board of directors. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

A prospectus supplement relating to any shares of preferred stock being offered will include specific terms relating to the offering, including a description of any other securities sold together with the preferred stock. These items may include:

•	The distinctive designation of each series and the number of shares that will constitute the series;

•	The voting rights, if any, of shares of the series and the terms and conditions of the voting rights;

•	The dividend rate on the shares of the series (if any), the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;

•	The prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

•	The terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;

•	The preferential amount, if any, payable upon the shares of the series in the vent of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and

•	The prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable

•	Any terms relating to the amendment of the certificate of designation related thereto;

•	Information with respect to book-entry procedures, if any;

•	Where the shares of such series will be listed for trading on any national securities exchange.

•	A discussion of any material federal income tax considerations; and

•	Any other material terms of the shares, including terms, procedures, and limitations relating to the transferability (including use of a transfer agent) and exchange thereof.

As described below, as of the date of this prospectus, we have authorized the issuance of up to 200,000 shares in the aggregate of Series A Preferred, leaving an aggregate of 9,800,000 shares of preferred stock authorized but undesignated.

Series A Convertible Preferred Stock

Pursuant to authority granted to our board of directors in our certificate of incorporation, we filed a Certificate of Designations of Series A Preferred Stock (the “Series A Certificate of Designations”) designating 200,000 shares in the aggregate of our Series A Preferred, of which 90,000 shares remain issued and outstanding as of February 3, 2021.

The Series A Preferred bears dividends at a rate of 5% percent per annum, which are cumulative and accrue daily from the date of issuance on the $10.00 stated value, whether or not earned or declared. As of December 31, 2020, cumulative and unpaid dividends were $255,000, or equivalent to 58,228 shares of our common stock based on a conversion price of $4.385 per share.

On any matter presented to the stockholders of the Company, holders of the Series A Preferred are entitled to cast the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred are convertible as of the record date to vote on such matter. As long as any shares of Series A Preferred are outstanding, we are subject to certain restrictions on share repurchases or amendments to our certificate of incorporation in a manner that adversely affects any rights of the Series A Preferred holders.

Each share of Series A Preferred is convertible at the option of the holder from and after the original date of issuance, at a conversion price of $4.385 per share, subject to adjustment as set forth in the in the event of stock splits, dividends, certain pro rata distributions and fundamental transactions such mergers, sales of all or substantially all of our assets or similar transactions. We may redeem the Series A Preferred at any time for an amount equal to $12.50 (125% of the stated value) plus accumulated dividends.

The Series A Preferred ranks senior to our common stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. No such distributions or payments upon the liquidation, dissolution and winding up of the Company may be made to the holders of common stock unless and until the holders of Series A Preferred have received the stated value of $10.00 per share plus any accrued and unpaid dividends. At December 31, 2020, the total liquidation preference was valued at $1,155,000.

Anti-Takeover Provisions

We are governed by the DGCL. Certain provisions of the DGCL and our certificate of incorporation and bylaws could make more difficult our acquisition by means of a tender offer, a proxy contest or otherwise.

Vacancies on Board of Directors

Our certificate of incorporation provides that any newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board.

Stockholder Meetings

Under our certificate of incorporation and subject to the rights of holders of preferred stock, if any, only a majority of the members of the board of directors, the chairman of the board of directors or the chief executive officer or the president may call special meetings of stockholders. This provision will make it more difficult for stockholders to take action opposed by the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. We may issue additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

The overall effect of the foregoing provisions may be to deter a future tender offer. Our stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting our management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of our business.

Business Combinations

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	The board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	The business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AEYE.”

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company (f//a/ Corporate Stock Transfer). Its address is 3200 Cherry Creek Drive, Suite 430, Denver, Colorado, 80209, and its telephone number is (303) 282-4800.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities, which could be senior debt securities or subordinated debt securities. A prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

The senior debt securities will be issued under an indenture, referred to herein as the “senior indenture,” between us and the trustee named in the applicable prospectus supplement. The subordinated debt securities will be issued under an indenture, referred to herein as the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement.

We have summarized the anticipated material terms and provisions of the senior and subordinated indentures in this section. We have also filed the forms of the indentures summarized in this section as exhibits to the registration statement of which this prospectus is a part. You should read the applicable indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions.

General

The debt securities will be our direct unsecured obligations. Neither of the indentures limits the amount of debt securities that we may issue. Both indentures permit us to issue debt securities from time to time and debt securities issued under an indenture will be issued as part of a series that has been established by us under such indenture.

The senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated debt. The subordinated debt securities will be unsecured and will rank equally with all of our other subordinated debt securities and, together with such other subordinated debt securities, will be subordinated to all of our existing and future Senior Debt (as defined below). See “- Subordination” below.

The debt securities are our unsecured senior or subordinated debt securities, as the case may be, but our assets include equity in our subsidiaries. As a result, our ability to make payments on our debt securities may depend in part on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors, including your rights as an owner of our debt securities, will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of the holders of a series of debt securities, issue additional debt securities of that series having the same ranking and the same interest rate, maturity date and other terms (except for the price to public and issue date) as such debt securities. Any such additional debt securities, together with the initial debt securities, will constitute a single series of debt securities under the applicable indenture. No additional debt securities of a series may be issued if an event of default under the applicable indenture has occurred and is continuing with respect to that series of debt securities.

A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	The title and type of the debt securities;

•	Any limit on the total principal amount of the debt securities of that series;

•	The price at which the debt securities will be issued;

•	The date or dates on which the principal of and premium, if any, on the debt securities will be payable;

•	The maturity date or dates of the debt securities or the method by which those dates can be determined;

•	If the debt securities will bear interest:

•	The interest rate on the debt securities or the method by which the interest rate may be determined;

•	The date from which interest will accrue;

•	The record and interest payment dates for the debt securities; and

•	The first interest payment date;

•	The place or places where:

•	We can make payments on the debt securities;

•	The debt securities can be surrendered for registration of transfer or exchange; and

•	Notices and demands can be given to us relating to the debt securities and under the applicable indenture;

•	Any optional redemption provisions that would permit us to elect redemption of the debt securities, or the holders of the debt securities to elect repayment of the debt securities, before their final maturity;

•	Any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	Whether the debt securities will be convertible and, if so, the terms and conditions of any such conversion;

•	If the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the applicable indenture specifically relating to the bearer securities;

•	Whether all or part of the debt securities will not be issued as permanent global securities and the extent to which the description of the book-entry procedures described below under “- Book-Entry, Delivery and Form” will not apply to such global securities - a “global security” is a debt security that we issue in accordance with the applicable indenture to represent all or part of a series of debt securities;

•	Whether all or part of the debt securities will be issued in whole or in part as temporary global securities and, if so, the depositary for those temporary global securities and any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	Whether any additional amounts will be payable;

•	The denominations of the debt securities, if other than $1,000 and any integral multiple thereof for registered securities, and $5,000 for bearer securities;

•	Any portion of the principal amount of debt securities that shall be payable upon acceleration;

•	The currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	Any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and the manner in which the exchange rate shall be determined;

•	Whether the provisions described below under the heading “- Defeasance” will not apply to the debt securities;

•	Any events of default that will apply to the debt securities in addition to those contained in the applicable indenture;

•	Any additions or changes to the covenants contained in the applicable indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•	The identity of the trustee, security registrar and paying agent for the debt securities;

•	Any material tax implications of the debt securities;

•	Any special provisions relating to the payment of any additional amounts on the debt securities; and

•	Any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Exchange and Transfer

At the option of the holder, any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the debt securities that were surrendered for exchange, subject to limitations with respect to bearer securities in global form. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in any place of payment that we may designate. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “- Book-Entry, Delivery and Form” below. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

We will not be required to:

•	Issue, register the transfer of or exchange debt securities to be redeemed for a period of 15 calendar days preceding the mailing of the relevant notice of redemption; or

•	Register the transfer of or exchange any registered debt security selected for redemption, in whole or in part, except the unredeemed or unpaid portion of that registered debt security being redeemed in part.

Interest and Principal Payments

Payments. Holders may present debt securities for payment of principal, premium, if any, and interest, if any, register the transfer of the debt securities and exchange the debt securities at the agency maintained by us for such purpose and identified in the applicable prospectus supplement. We refer to the applicable trustee acting in the capacity of a paying agent for the debt securities as the “paying agent.”

Any money that we pay to the paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of a debt security can only look to us for the payments on the debt security.

Recipients of Payments. The paying agent will pay interest to the person in whose name the debt security is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the debt security. The paying agent will make the payment on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. An “interest payment date” for any debt security means a date on which, under the terms of that debt security, regularly scheduled interest is payable.

Book-Entry Debt Securities. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of The Depository Trust Company, referred to herein as “DTC,” or other depositary specified in the applicable prospectus supplement, as holder of book-entry debt securities, by wire transfer of immediately available funds. The “depositary” means the depositary for global securities issued under the applicable indenture and, unless provided otherwise in the applicable prospectus supplement, means DTC. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the book-entry debt securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the book-entry debt securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Debt Securities. Except as indicated below for payments of interest at maturity, redemption or repayment, the paying agent will make payments of interest either:

•	By check mailed to the address of the person entitled to payment as shown on the security register; or

•	By wire transfer to an account designated by a holder, if the holder has given written notice not later than 10 calendar days prior to the applicable interest payment date.

Redemption and Repayment of Debt Securities

Optional Redemption by Us. If applicable, the prospectus supplement will indicate the terms of our option to redeem the debt securities. We will mail a notice of redemption to each holder which, in the case of global securities, will be the depositary, as holder of the global securities, by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the address of each holder as that address appears upon the books maintained by the security registrar.

A partial redemption of the debt securities may be effected by such method as required by us, the registrar or the trustee, and may provide for the selection for redemption of a portion of the principal amount of debt securities held by a holder equal to an authorized denomination. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by the lot the amount of each participant in the debt securities to be redeemed.

Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.

Repayment at Option of Holder. If applicable, the prospectus supplement relating to a series of debt securities will indicate that the holder has the option to have us repay a debt security of that series on a date or dates specified prior to its stated maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment.

Each holder desiring to exercise such holder’s option for repayment shall surrender the debt security to be repaid, together with written notice of the exercise, at least 30 days but not more than 45 days prior to the repayment date, at any of our offices or agencies in a place of payment, setting forth the principal amount of the debt security, the principal amount of the debt security to be repaid, and in the case of partial repayment, shall specify the denomination or denominations of the debt securities of the same series and the portion of the principal amount which is not to be repaid.

Exercise of the repayment option by the holder of a debt security will be irrevocable. The holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

If a debt security is represented by a global security, the depositary or the depositary’s nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the applicable trustee for cancellation.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the debt securities may be issued in registered form in denominations of $1,000 each and integral multiples of $1,000 in excess thereof, or in bearer form in denominations of $5,000.

Consolidation, Merger or Sale

Each of the indentures permits a consolidation or merger between us and another entity, subject to certain conditions. They also permit the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	The resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the applicable indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the applicable indenture; and

•	Immediately after giving effect to the transaction, no event of default under the applicable indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indentures, the resulting or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, such successor entity may exercise our rights and powers under the indentures, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under the indentures and under the debt securities.

Modification and Waiver

Under each of the indentures, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•	A change in the stated maturity date of any payment of principal or interest;

•	A reduction in payments due on the debt securities;

•	A change in the place of payment or currency in which any payment on the debt securities is payable;

•	A limitation of a holder’s right to sue us for the enforcement of payments due on the debt securities;

•	A reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

•	A reduction in the requirements contained in the applicable indenture for quorum or voting;

•	A limitation of a holder’s right, if any, to repayment of debt securities at the holder’s option; and

•	A modification of any of the foregoing requirements contained in the applicable indenture.

Under each of the indentures, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the applicable indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

In addition, under each of the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series of debt securities may, on behalf of all holders of that series, waive any past default under the applicable indenture, except:

•	A default in the payment of the principal of or any premium or interest on any debt securities of that series; or

•	A default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the senior indenture or the subordinated indenture with respect to any series of debt securities issued thereunder, means any of the following:

•	Failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	Failure to pay the principal of or any premium on any debt security of that series when due;

•	Failure to deposit any sinking fund payment on debt securities of that series when due;

•	Failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the applicable indenture;

•	Certain events in bankruptcy, insolvency or reorganization; or

•	Any other event of default that may be specified for the debt securities of that series when that series is created.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

Each of the indentures requires us to file an officers’ certificate with the applicable trustee each year that states, to the knowledge of the certifying officers, whether or not any defaults exist under the terms of the applicable indenture. The applicable trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the interest of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the applicable indenture with respect to the debt securities of the applicable series.

Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer that trustee security or indemnity satisfactory to the trustee. If satisfactory indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	Conducting any proceeding for any remedy available to the trustee; or

•	Exercising any trust or power conferred upon the trustee.

The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:

•	The holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•	The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

•	The trustee has not started such proceeding within 60 days after receiving the request; and

•	The trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.

However, the holder of any debt security will have an absolute right to receive payment of principal of and any premium and interest on the debt security when due and to institute suit to enforce this payment, subject to limitations with respect to subordinated debt securities.

Defeasance

Defeasance and Discharge. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the defeasance and discharge provisions of the applicable indenture, and we will be discharged from our obligations on the debt securities of that series if:

•	We deposit with the applicable trustee, in trust, sufficient money or, if the debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

•	We deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit, defeasance and discharge had been made; and

•	If the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit.

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest, including:

•	Monetary assets, money market instruments and securities that are payable in U.S. dollars only and essentially risk free as to collection of principal and interest; or

•	Direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money and/or Eligible Instruments in trust and discharge our obligations under a series of debt securities as described above, then:

•	The applicable indenture, including, in the case of subordinated debt securities, the subordination provisions contained in the subordinated indenture, will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of U.S. withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	Holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default. At the time that we establish a series of debt securities under the applicable indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of that indenture. Unless we specify otherwise in the applicable prospectus supplement, the debt securities offered thereby will be subject to the covenant defeasance provisions of the applicable indenture, and if we make the deposit and deliver the opinion of counsel described above in this section under the heading “- Defeasance and Discharge,” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the applicable indenture and the debt securities, other than with respect to the covenants specifically designated upon establishing the debt securities, will remain in effect.

If we exercise our option not to comply with certain covenants as described above and the debt securities of the series become immediately due and payable because an event of default has occurred, other than as a result of an event of default specifically relating to any of such covenants, the amount of money and/or Eligible Instruments on deposit with the applicable trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the applicable indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Subordination

The subordinated debt securities will be subordinate to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes the senior debt securities and means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of our indebtedness (including, without limitation, any obligations in respect of such indebtedness and any interest accruing after the filing of a petition by or against us under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of the senior indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). However, Senior Debt does not include:

•	Any liability for federal, state, local or other taxes owed or owing by us;

•	Our indebtedness to any of our subsidiaries;

•	Our trade payables and accrued expenses (including, without limitation, accrued compensation) for goods, services or materials purchased or provided in the ordinary course of business; and

•	Any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the subordinated debt securities.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the subordinated debt securities so long as:

•	The payments or distributions consist of securities issued by us or another company in connection with a plan of dissolution, reorganization, readjustment or winding up; and

•	Payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of dissolution, reorganization, readjustment or winding up at least to the same extent provided in the subordination provisions of the subordinated debt securities.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Debt:

•	The holders of subordinated debt securities,

•	Together with the holders of any of our other obligations ranking equal with those subordinated debt securities,

will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those subordinated debt securities.

If we violate the subordinated indenture by making a payment or distribution to holders of the subordinated debt securities before we have paid all of the Senior Debt in full, then such holders of the subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	The payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	Payment on those securities is subordinated to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those subordinated debt securities.

•	Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the subordinated debt securities having a claim pursuant to those securities may receive less, ratably, than our other creditors.

We may modify or amend the subordinated indenture as provided under “- Modification and Waiver” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.

Payment of Additional Amounts

Unless we specify otherwise in the applicable prospectus supplement, we will not pay any additional amounts on the debt securities offered thereby to compensate any beneficial owner for any United States tax withheld from payments on such debt securities.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking S.A., or “Clearstream,” and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or “Euroclear,” and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. This information could change at any time. In addition, we have no control over DTC, Clearstream or Euroclear, or any of their participants, and therefore we take no responsibility for their activities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered global securities that will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. Depositary for each of Clearstream and Euroclear (the “U.S. Depositaries”), which U.S. Depositaries will, in turn, hold interests on behalf of their participants’ customers’ securities accounts. Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global securities will be held in denominations of $1,000 and multiples of $1,000 in excess thereof. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a qualified successor depositary within 90 days after receiving that notice;

•	At any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	We in our sole discretion determine that such global security will be exchangeable for definitive securities in registered Form or elect to terminate the book-entry system through DTC and notify the applicable trustee of our decision; or

•	An event of default with respect to the debt securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.

We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the applicable indenture. Accordingly, we, the applicable trustee and any paying agent will have no responsibility or liability for:

•	Any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security;

•	Any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or

•	The maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

We understand that DTC’s current practice is to credit direct participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants, and not of DTC or its nominee, the trustee, any agent of ours, or us, subject to any statutory or regulatory requirements. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered owners or holders of debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

We understand that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTCC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

The above information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

We understand that Clearstream was incorporated under the laws of Luxembourg as an international clearing system. Clearstream holds securities for its participating organizations, or “Clearstream Participants,” and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear, or “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or the “Euroclear Operator,” under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we will refer to herein as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the Euroclear Operator.

We further understand that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

Conversion and Exchange

If any offered debt securities are convertible at the option of the holders or exchangeable at our option, the prospectus supplement relating to those debt securities will include the terms and conditions governing any conversions and exchanges.

Governing Law

The indentures are, and the debt securities will be, governed by and will be construed in accordance with New York law.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of stock purchase contracts. The prospectus supplement and any incorporated documents relating to any stock purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:

•	If applicable, a discussion of material U.S. federal income tax considerations; and

•	Any other information we think important about the stock purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	The number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	The designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	The principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	The date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	The terms of any rights to redeem or call the warrants;

•	The date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	A discussion of certain United States federal income tax consequences applicable to the warrants; and

•	Any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	Vote, consent or receive dividends;

•	Receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	Exercise any rights as stockholders of the Company.

As of December 31, 2020, there were warrants outstanding to purchase 81,053 shares of common stock at a weighted average exercise price of $6.25.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	The date of determining the security holders entitled to the rights distribution;

•	The aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	The exercise price;

•	The conditions to completion of the rights offering;

•	The date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	A discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	The title of the series of units;

•	Identification and description of the separate constituent securities comprising the units;

•	The price or prices at which the units will be issued;

•	The date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	A discussion of certain United States federal income tax considerations applicable to the units; and

•	Any other terms of the units and their constituent securities.

SELLING STOCKHOLDERS

The selling stockholders listed in the table below, and their respective transferees, distributees, pledgees, donees, assignees or other successors, may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. Except as may be set forth in any accompanying prospectus supplement, we will pay all of the expenses in connection with the registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplements.

The following table sets forth, based on written representations from the selling stockholders, certain information regarding the beneficial ownership of our common stock by the selling stockholders and the shares of common stock being offered by the selling stockholders. The applicable percentage ownership of common stock is based on approximately 10,286,394 shares of common stock outstanding as of February 3, 2021, and excludes, as of such date:

•	790,934 additional shares of common stock reserved and available for future issuances under our equity compensation plans;

•	81,053 additional shares of common stock issuable upon the exercise of outstanding warrants; or

•	264,429 shares of common stock issuable upon conversion of shares of Series A Convertible Preferred Stock.

Information with respect to shares of common stock owned beneficially after the offering assumes the sale of all of the shares of common stock offered and no other purchases or sales of our common stock. The holders may offer and sell some, all or none of their shares of common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling stockholders have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

	Shares Beneficially Owned		Maximum Number of Shares That	Shares Beneficially Owned after this Offering
Name of Selling Stockholder	Shares	% of Ownership	May be Offered Pursuant to this Prospectus	Shares	% of Ownership
David Moradi(1)	3,066,476	29.35%	1,500,000	1,566,476	14.99%
Dr. Carr Bettis(2)	929,297	8.91%	500,000	429,297	4.12%

(1) Comprised of (i) 173,026 shares of common stock, (ii) 11,280 RSUs that are scheduled to vest within 60 days following February 3, 2021, and warrants to purchase 4,000 shares of common stock that are exercisable as of or become exercisable within 60 days after February 3, 2021, held by Mr. Moradi, (iii) 2,731,265 shares of common stock held by Sero Capital LLC, an entity for which David Moradi is deemed the beneficial owner, and (iv) 146,905 shares of common stock that are issuable as of or become issuable within 60 days after February 3, 2021 upon conversion of 50,000 shares of Series A Convertible Preferred Stock held by Mr. Moradi. Mr Moradi’s shares were acquired from 2013 to 2020 through a series of Company equity grants, share purchase transactions and warrant exercises. Mr. Moradi is a member of our Board of Directors, as well as our Interim Chief Executive Officer and Chief Strategy Officer.

(2) Comprised of (i) 251,974 shares of common stock and 97,340 RSUs that are vested as of or become vested within 60 days after February 3, 2021, held by Dr. Bettis; (ii) 492,729 shares of common stock and warrants to purchase 11,680 shares of common stock that are exercisable as of or become exercisable within 60 days after February 3, 2021, held by CSB IV US Holdings LLC, an entity for which Dr. Bettis is deemed a beneficial owner; (iii) 18,600 shares of common stock held by Carr Bettis IRA, an account for which Dr. Bettis is deemed the beneficial owner; and (iv) 27,593 shares of common stock and 29,381 shares of common stock that are issuable as of or become issuable within 60 days after February 3, 2021 upon conversion of 10,000 shares of Series A Convertible Preferred Stock, held by J. Carr & Stephanie V. Bettis Revocable Trust, dated January 1, 2003, an entity for which Dr. Bettis is deemed a beneficial owner. Dr. Bettis' shares were acquired from 2003 to 2019 through a series of share purchase transactions, warrant and option exercises. Dr. Bettis serves as the Executive Chairman of our Board of Directors.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) to or through agents; (ii) to or through underwriters (including through syndicates or acting alone for resale); (iii) to or through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our stockholders; (vi) through a combination of any of these methods of sale; or (vii) by any other method permitted by law. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Selling stockholders may also, pursuant to this registration statement, sell securities offered hereby from time to time in the ways described herein, as applicable. Alternately, they may sell their shares in accordance with Rule 144 under the Securities Act or other applicable exemptions, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

In addition, the selling stockholders may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, any additional or substitute exchange on which our common stock is listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The place and time of delivery for securities by us will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of MaloneBailey LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

AudioEye, Inc.

$150,000,000

Preferred Stock
Common Stock
Debt Securities
Stock Purchase Contracts
Warrants
Rights
Units

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PROSPECTUS

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February 22, 2021